UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.03 Material Modifications to Rights of Security Holders.

On December 4, 2008, National Fuel Gas Company (the "Company") entered into an Amended and Restated Rights Agreement, dated as of December 4, 2008 (the "Rights Agreement"), with The Bank of New York, as rights agent. The Rights Agreement amends and restates that certain Amended and Restated Rights Agreement, dated as of July 11, 2008, between the Company and The Bank of New York, as rights agent. The amendments included in the Rights Agreement modify the rights of holders of the Company’s Common Stock Purchase Rights (the "Rights").

The amendments made on December 4, 2008 to the Rights Agreement revise the formula used to determine the number of shares to which a holder of a Right would be entitled upon exercise of a Right. The amendments ensure that, in the event a person acquires 10% or more of the aggregate voting power of all outstanding shares of voting stock of the Company, the holder of a Right would be entitled to receive, upon payment of an amount calculated under the Rights Agreement, common stock of the Company (or, under certain circumstances, other securities or assets of the Company) having a value equal to two times the amount paid to exercise the right. The amendments do not alter the Company’s authority, after a person has acquired 10% or more of the aggregate voting power of all outstanding shares of voting stock of the Company, to redeem the Rights at a price of $.005 per Right, or to exchange the Rights at an exchange rate of one share of common stock per Right, in each case as described in the Rights Agreement.

The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Rights Agreement, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 8.01 Other Events.

On December 4, 2008, National Fuel Gas Company ("National" or the "Company") entered into an Amended and Restated Rights Agreement, dated as of December 4, 2008 (the "Rights Agreement"), with The Bank of New York, as rights agent. The Rights Agreement amends and restates that certain Amended and Restated Rights Agreement, dated as of July 11, 2008, between the Company and The Bank of New York, as rights agent. The amendments included in the Rights Agreement modify the rights of holders of the Company’s Common Stock Purchase Rights (the "rights").

The detailed description and terms of the rights are set forth in the Rights Agreement. A summary description of the rights follows:

The holders of the common stock have one right for each of their shares. Each right, which will initially be evidenced by the common stock certificates representing the outstanding shares of common stock of National, entitles the holder to purchase one-half of one share of common stock at a purchase price of $75.00 per half share, being $150.00 per full share, subject to adjustment (Purchase Price).

The rights become exercisable upon the occurrence of a distribution date. Subject to redemption or exchange of the rights, at any time following a distribution date, each holder of a right will be entitled to receive, upon exercise of the right, common stock of National (or, under certain circumstances, other securities or assets of National) having a value equal to two times the amount paid to exercise the right. However, the rights are subject to redemption or exchange by National prior to their exercise as described below.

A distribution date would occur upon the earlier of:

- ten days after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of National’s common stock or other voting stock having 10% or more of the aggregate voting power of National’s common stock and other voting stock, except in the circumstances described below; and

- ten business days after the commencement or announcement by a person or group of an intention to make a tender or exchange offer that would result in that person acquiring, or obtaining the right to acquire, beneficial ownership of National’s common stock or other voting stock having 10% or more of the total voting power of National’s common stock and other voting stock.

Beneficial ownership of National’s common stock includes, among other things, certain derivative or synthetic arrangements having characteristics of a long position in National’s common stock. In addition, the phrase "then outstanding," when used with reference to a person’s beneficial ownership of securities of National, means the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially under the Rights Agreement.

A distribution date would not occur where the acquisition described in the first bullet point above results from a reduction in the number of National’s shares of voting stock outstanding due to the repurchase of shares by National, unless and until the acquiring person or group, after becoming aware of its 10% stake, acquires any additional shares of National’s then outstanding voting stock. Similarly, a distribution date would not occur if National’s Board of Directors determines that the person or group that acquired the 10% stake did so inadvertently and without any intention of changing or influencing control of National, and if that person or group, after being advised of the Board of Directors’ determination, reduces its stake below 10% within a period of time set by the Board of Directors.

In certain situations after a person or group has acquired beneficial ownership of 10% or more of the total voting power of National’s stock as described above, each holder of a right will be entitled to receive, upon exercise of the right, common stock of the acquiring company having a value equal to two times the amount paid to exercise the right. These situations would arise if National is acquired in a merger or other business combination or if 50% or more of National’s assets or earning power are sold or transferred.

At any time prior to the end of business on the tenth day following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National (except in the circumstances described above in which a distribution date would not occur), National may redeem the rights in whole, but not in part, at a price of $.005 per right, payable in shares of common stock, other securities, cash or other assets. A decision to redeem the rights requires the vote of 75% of National’s full Board of Directors. Also, at any time following the announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the total voting power of National, 75% of National’s full Board of Directors may vote to exchange the rights, in whole or in part, at an exchange rate of one share of common stock per right, subject to certain adjustments. Notwithstanding the foregoing, the Board of Directors may not effect an exchange after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 50% or more of the Common Stock then outstanding.

After a distribution date, rights that are owned by an acquiring person will be null and void. Upon exercise of the rights, National may need additional regulatory approvals to satisfy the requirements of the Rights Agreement. The rights will expire on July 31, 2018, unless they are exchanged or redeemed earlier than that date.

The rights have anti-takeover effects because they will cause substantial dilution of the common stock if a person attempts to acquire National on terms not approved by the Board of Directors.

The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to Rights Agreement, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 4.1 - Amended and Restated Rights Agreement, dated as of December 4, 2008, between National Fuel Gas Company and The Bank of New York

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

December 4, 2008	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Rights Agreement, dated as of December 4, 2008, between National Fuel Gas Company and The Bank of New York